UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 11, 2005
XYBERNAUT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)
12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)
(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 25, 2005, Xybernaut Corporation (the “Company”) and IP Innovations Financial Services, Inc. (“IPI”) entered into an engagement letter. A brief description of the terms of the engagement letter was included in Item 1.01 of the Form 8-K filed on July 29, 2005 and such Item is incorporated herein by reference. A copy of the engagement letter is attached as Exhibit 99.1 to this report.
On August 15, 2005, the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) approved the employment and retention of IPI as an investment banker and consultant to the Company on an interim basis. The Bankruptcy Court approved the advisory services fee in the amount of $75,000 per month and deferred ruling on all other fees until a final hearing. Under the agreement, the payment of such $75,000 per month advisory services fee is subject to the satisfaction of certain conditions as set forth in the engagement letter and described in Item 1.01 of the Form 8-K filed on July 29, 2005. In addition, the payment of all fees (including, without limitation, the $75,000 per month advisory services fee) is subject to court approval upon the filing of a fee application at the appropriate time. The Bankruptcy Court did not approve the provisions relating to indemnification of IPI but allowed the Company or IPI to reinstate the request for approval of the indemnification provisions at any time.
The Company and Boardroom Specialists, LLC (“Boardroom”) entered into a consulting agreement as of April 26, 2005. Alfred F. Fasola is Managing Principal of Boardroom. Boardroom is a consulting company with financial and management restructuring expertise. A brief description of the terms of the consulting agreement was included in Item 1.01 of the Form 8-K filed on May 2, 2005 and such Item is incorporated herein by reference. A copy of the consulting agreement is attached as Exhibit 99.2 to this report.
On August 15, 2005, the Bankruptcy Court approved the employment and retention of Boardroom as restructuring advisor and consultant to the Company on an interim basis. The Bankruptcy Court approved the fees of Boardroom in the amount of $2,500 per day and out-of-pocket expenses including communications, travel, meals and living expenses, with the payment of such fees subject to subsequent court approval upon the filing of a fee application at the appropriate time. The Bankruptcy Court did not approve the provisions relating to indemnification of Boardroom but allowed the Company or Boardroom to reinstate the request for approval of the indemnification provisions at any time.
The Bankruptcy Court will conduct a final hearing on the employment of IPI and Boardroom on November 14, 2005. The Bankruptcy Court may consider an earlier date for the final hearing, upon request of a party in interest and proper notice.
On August 11, 2005, the Company terminated the retention agreement effective July 31, 2005 that was entered into with the Law Offices of James J. Ralabate, dated as of August 1, 2003 and amended as of May 17, 2005. The retention agreement was previously filed as Exhibit 10.24 to the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2003 filed on April 26, 2004. The terms of the amendment letter to the retention agreement were previously disclosed in Item 1.01 of the Form 8-K filed on May 23, 2005. The amendment letter was filed as Exhibit 10.1 to such Form 8-K. This information is being reported under Item 8.01 rather than Item 1.02 because the Company believes the retention agreement was made in the ordinary course of business. The terms of the retention agreement were initially filed as a material contract because Mr. Ralabate was a director of the Company at the time the agreement was entered into. However, Mr. Ralabate ceased to be a Director of the Company on May 19, 2005.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

99.1	Engagement Letter, dated July 25, 2005, between Xybernaut Corporation and IP Innovations Financial Services, Inc.

99.2	Consulting Agreement, dated as of April 26, 2005, between Xybernaut Corporation and Boardroom Specialists, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
By:	/s/ Perry L. Nolen
Perry L. Nolen
President and Chief Executive Officer

Dated: August 19, 2005